Spark Networks(R) Reports First Quarter 2010 Financial Results

BEVERLY HILLS, CA -- (Marketwire - May 13, 2010) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the first quarter ended March 31, 2010.

                                           Q1 2010            Q1 2009
                                       ----------------   ----------------
Revenue                                $   10.5 Million   $   12.0 Million
Contribution Margin                                 77%                76%
Net Income                             $    0.9 Million   $    0.3 Million
Net Income Per Share                   $           0.05   $           0.02

"Although we are pleased to have increased average paying subscribers(1) for the third consecutive quarter overall, and specifically in our Jewish and Other Affinity Networks segments, it has been at the expense of ARPU(2) such that subscription revenue has not increased," said Adam Berger, Spark's Chairman and Chief Executive Officer. "Our key Jewish Networks business returned to subscriber levels we last saw in the fourth quarter of 2007 which despite the lower ARPU marks a healthier network and reverses the nearly six quarter slide we saw from the end of 2007 until the third quarter of 2009."

Berger continued, "The increased subscriber levels in our Other Affinity and Jewish Networks are attributable to a combination of historical first quarter seasonality, improved product, and better value pricing."

Financial Results

Revenue for the first quarter of 2010 was $10.5 million, a decrease of 12% compared to $12.0 million for the first quarter 2009, and a decrease of 5% compared to the prior quarter.

Contribution(3) for the first quarter of 2010 was $8.1 million, a decrease of 11% compared to $9.2 million for the first quarter of 2009, and a 3% increase compared to $7.9 million in the prior quarter.

Operating expenses for the first quarter of 2010 were $9.0 million compared to $10.8 million for the first quarter of 2009 and $20.2 million in the prior quarter. The sequential decrease in operating expenses can be primarily attributed to the $11.1 million asset impairment charge, reflecting a reduction in the book carrying value of assets under the Other Affinity Networks segment and the final HurryDate earn-out payment in the prior quarter.

Net income for the first quarter of 2010 was $929,000, or $0.05 per share, compared to $311,000, or $0.02 per share, for the first quarter of 2009 and a net loss of $9.6 million, or $0.46 per share, for the prior quarter.

Adjusted EBITDA(4) for the first quarter of 2010 was $2.7 million, a decrease of 4% compared to $2.8 million for the first quarter of 2009, and an increase of 7% compared to $2.5 million in the prior quarter.

Average paying subscribers for the Company, as a whole, in the first quarter of 2010 were 169,833, an increase of 1% compared to 168,004 for the first quarter of 2009 and a 1% increase compared to 168,646 for the prior quarter.

Segment Reporting(5)

First quarter 2010 revenue for Jewish Networks was $7.1 million, a decrease of 7% compared to $7.6 million for the first quarter of 2009, and flat with the prior quarter.

First quarter 2010 revenue for General Market Networks was $370,000, a decrease of 61% compared to $940,000 for the first quarter of 2009, and a 22% decrease compared to $477,000 in the prior quarter. The year-over-year decrease in revenue for General Market Networks is largely attributable to a 49% decrease in the marketing spend for the first quarter of 2010 compared to the first quarter of 2009.

First quarter 2010 revenue for Other Affinity Networks was $3.0 million, a decrease of 10% compared to $3.3 million for the first quarter of 2009, and flat with the prior quarter.

First quarter 2010 revenue for Offline & Other Businesses was $113,000, a decrease of 47% compared to $212,000 for the first quarter of 2009, and a 77% decrease compared to $485,000 in the prior quarter. The lower revenue reflects fewer hosted events in the first quarter of 2010 when compared to the same period in the prior year and the absence of a large travel offering when compared to the prior quarter.

Average paying subscribers for Jewish Networks were 93,235 during the first quarter of 2010, an increase of 10% compared to 84,644 for the first quarter of 2009, and a 3% increase compared to 90,657 for the prior quarter.

Average paying subscribers for Other Affinity Networks were 68,124 during the first quarter of 2010, an increase of 6% compared to 64,393 for the first quarter of 2009 and a 1% increase compared to 67,725 for the prior quarter.

Average paying subscribers for General Market Networks were 7,813 during the first quarter of 2010, a decrease of 56% compared to 17,810 for the first quarter of 2009, and a 19% decrease compared to 9,594 for the prior quarter.

Balance Sheet, Cash, Debt

As of March 31, 2010, the Company had cash and cash equivalents of $6.1 million compared to $6.2 million at December 31, 2009. As of March 31, 2010, the Company had no outstanding debt.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                         Spark Networks Q1 '10 Financial Results
Toll-Free (United States):          1-888-233-7978
International:                      1-913-312-1510
Confirmation #:                     9854349

Digital Replay through May 27, 2010:
Toll-Free (United States):          1-888-203-1112
International:                      1-719-457-0820
Confirmation #:                     9854349

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "ARPU" is defined as average revenue per user.

(3) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(4) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(5) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted at various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenues generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                          SPARK NETWORKS, INC.
                             BALANCE SHEET
                   (in thousands, except share data)

                                                  March 31,   December 31,
                                                ------------  ------------
                                                    2010          2009
                                                ------------  ------------
Assets                                           (Unaudited)
Current assets:
  Cash and cash equivalents                     $      6,099  $      6,223
  Restricted cash                                        670           681
  Accounts receivable                                    866           684
  Deferred tax asset - current                           221           221
  Prepaid expenses and other                             940           853
                                                ------------  ------------
    Total current assets                               8,796         8,662
Property and equipment, net                            2,217         2,277
Goodwill                                               8,862         8,758
Intangible assets, net                                 3,466         3,586
Deferred tax asset - non-current                       4,707         4,707
Deposits and other assets                              1,870         1,866
                                                ------------  ------------
      Total assets                              $     29,918  $     29,856
                                                ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                              $        377  $      1,415
  Accrued liabilities                                  3,519         4,232
  Deferred revenue                                     4,304         4,244
                                                ------------  ------------
    Total current liabilities                          8,200         9,891
Deferred tax liability                                   703           663
Other liabilities non-current                            997           978
                                                ------------  ------------
    Total liabilities                                  9,900        11,532
Commitments and contingencies                             --            --
Stockholders' equity:
  Authorized capital stock consists of
   100,000,000 Common Stock, $0.001 par value;
   issued and outstanding 20,586,544 at March
   31, 2010 and 20,581,544 shares as of
   December 31, 2009, at stated values of:                21            21
  Additional paid-in-capital                          49,540        48,813
  Accumulated other comprehensive income                 676           638
  Accumulated deficit                                (30,219)      (31,148)
                                                ------------  ------------
  Total stockholders' equity                          20,018        18,324
                                                ------------  ------------
      Total liabilities and stockholders'
       equity                                   $     29,918  $     29,856
                                                ============  ============

                            SPARK NETWORKS, INC.
                  CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share data)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2010      2009
                                                       ---------  ---------

Revenue                                                $  10,537  $  12,032

 Cost and expenses:
 Cost of revenue (exclusive of depreciation shown
  separately below)                                        3,157      3,655
 Sales and marketing                                       1,083        921
 Customer service                                            396        545
 Technical operations                                        363        393
 Development                                                 781      1,267
 General and administrative                                2,787      2,773
 Depreciation                                                235        206
 Amortization of intangible assets other than goodwill       122        184
 Impairment of goodwill, long-lived assets and other
  assets                                                     121        880
                                                       ---------  ---------
Total cost and expenses                                    9,045     10,824
                                                       ---------  ---------

Operating income                                           1,492      1,208

Interest (income) and other expenses, net                    (41)       492
                                                       ---------  ---------

Income before income taxes                                 1,533        716

Provision for income taxes                                   604        405
                                                       ---------  ---------

Net income                                             $     929  $     311
                                                       =========  =========
Net income per share - basic and diluted               $    0.05  $    0.02
                                                       ---------  ---------
Weighted average shares outstanding - basic               20,582     20,548
Weighted average shares outstanding - diluted             20,582     20,563

Prior period amounts have been reclassified to conform to current period presentation and include stock-based compensation as follows:

                                                          Three Months
                                                         Ended March 31,
                                                      ---------------------
Stock-Based Compensation                                 2010       2009
    (in thousands)                                    ---------- ----------

Cost of revenue                                       $        2 $       10
Sales and marketing                                          117         48
Customer service                                               1          5
Technical operations                                          73         40
Development                                                   13         41
General and administrative                                   504        181

                                                          Three Months
Reconciliation of Net Income to Adjusted EBITDA          Ended March 31,
    (in thousands)                                    ---------------------
                                                        2010       2009
Net income                                            $     929  $      311
Interest                                                     51          68
Taxes                                                       604         405
Depreciation                                                235         206
Amortization                                                122         184
                                                      ---------  ----------
EBITDA                                                    1,941       1,174
Stock-based compensation                                    710         325
Impairment                                                  121         880
Non-cash currency translation adjustments                   (74)        422
                                                      ---------  ----------
Adjusted EBITDA                                       $   2,698  $    2,801

                          SPARK NETWORKS, INC.
                    SEGMENT RESULTS FROM OPERATIONS
             (in thousands except subscriber information)

                                                     Three Months Ended
                                                          March 31,
                                                  -------------------------
                                                      2010         2009
                                                  ------------ ------------

Revenue
Jewish Networks                                   $      7,080 $      7,583
Other Affinity Networks                                  2,974        3,297
General Market Networks                                    370          940
Offline & Other Businesses                                 113          212
                                                  ------------ ------------
     Total Revenue                                $     10,537 $     12,032
                                                  ============ ============

Direct Marketing Expenses
Jewish Networks                                   $        507 $        563
Other Affinity Networks                                  1,714        1,965
General Market Networks                                    139          273
Offline & Other Businesses                                  43           49
                                                  ------------ ------------
     Total Direct Marketing Expenses              $      2,403 $      2,850
                                                  ============ ============

Contribution
Jewish Networks                                   $      6,573 $      7,020
Other Affinity Networks                                  1,260        1,332
General Market Networks                                    231          667
Offline & Other Businesses                                  70          163
                                                  ------------ ------------
     Total Contribution                           $      8,134 $      9,182
                                                  ============ ============

Average Paying Subscribers
Jewish Networks                                         93,235       84,644
Other Affinity Networks                                 68,124       64,393
General Market Networks                                  7,813       17,810
Offline & Other Businesses                                 661        1,157
                                                  ------------ ------------
     Total Average Paying Subscribers                  169,833      168,004
                                                  ============ ============

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net